Exhibit 99.1

NEWS RELEASE	Nasdaq: OMNI

4500 NE Evangeline Thwy • Carencro, LA 70520 • Phone • 337-896-6664 • Fax 337-896-6655

FOR IMMEDIATE RELEASE	No. 08-21

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

OMNI ANNOUNCES THIRD QUARTER 2008 EARNINGS CONFERENCE CALL INFORMATION

CARENCRO, LA – October 29, 2008 – OMNI ENERGY SERVICES CORP. (NASDAQ GM: OMNI) today announced plans to release financial results for the third quarter ended September 30, 2008, on Thursday, November 6, 2008 before the open of markets in the United States. The Company will conduct a conference call at 2:00 p.m. CST on Thursday, November 6, 2008, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (877) 548-7906, confirmation code 8361304, in the United States or (719) 325-4887, confirmation code 8361304, from outside the country.

Listeners may also connect to the simultaneous webcast available from the investor relations section of the Company’s web site at www.omnienergy.com. A replay of the webcast will be available at this site for 30 days after the call.

Date:	November 6, 2008
Time:	2:00 p.m. CST

Listen via Internet: http://ir.omnienergy.com/

Schedule this webcast into MS-Outlook calendar (click open when

prompted):http://apps.shareholder.com/PNWOutlook/t.aspx?m=34024&k=EBE84803

Toll-free:	(877) 548-7906
International:	(719) 325-4887
Password:	8361304

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating in the Gulf of Mexico as well as the prolific oil and gas producing regions of the continental United States of America. OMNI provides its services through five business segments: Seismic Drilling (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Fluid and Transportation Services and Other Services.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the continued return of business activity levels to pre-hurricane levels, the timely conversion of seismic drilling backlog into revenue, the acceptance and use of our expanded environmental cleaning services, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the ultimate outcome of pending litigation, the continued growth of our environmental services and lease equipment business units, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.

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